SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2004

Open Text Corporation

(Exact Name of Registrant as Specified in its Charter)

Ontario

(State or Other Jurisdiction of Incorporation)

0-27544	98-0154400
(Commission File Number)	(IRS Employer Identification No.)

185 Columbia Street West, Waterloo, Ontario, Canada N2L5Z5

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (519) 888-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Board of Directors of Open Text Corporation (the “Company”) authorized, effective November 1, 2004, subject to regulatory and shareholder approval, adoption of a shareholder rights plan (the “Rights Plan”) pursuant to a Shareholder Rights Plan Agreement dated as of November 1, 2004 between the Company and Computershare Trust Company of Canada. A copy of the Rights Plan Agreement is filed as Exhibit 10.1 to this Report on Form 8-K.

The Rights Plan creates a right (which may only be exercised if a person acquires control of 20% or more of the Common Shares of the Company) for each shareholder, other than the person that acquires 20% or more of the Common Shares of the Company, to acquire additional Common Shares at one-half of the market price of the Common Shares. This significantly dilutes the share position of the person that acquires 20% or more of the Common Shares of the Company and practically prevents that person from acquiring control of 20% or greater of the Common Shares unless the rights plan has been withdrawn or the buyer makes a Permitted Bid (as defined in the Rights Plan).

Under the terms of the Rights Plan, the continued existence of the Rights Plan must be approved and reconfirmed by the Independent Shareholders (as defined in the Rights Plan) on or before the date of the Company’s 2007 annual meeting. An “Independent Shareholder” is generally any shareholder other than an “Acquiring Person” (as defined in the Rights Plan) and its associates and affiliates. As of November 1, 2004, the Company is not aware of any shareholder that would not be considered an Independent Shareholder.

Shareholder approval of the Rights Plan is not required by law but is required by applicable stock exchange rules. The Rights Plan has been conditionally approved by the Toronto Stock Exchange, subject to shareholder approval. A resolution (the “Rights Plan Resolution”) authorizing the adoption of the Rights Plan must be approved by a simple majority of 50% plus one vote of the votes cast by the Independent Shareholders at the annual and special meeting of the holders of Common Shares of the Company to be held on Thursday, December 9, 2004. An expanded summary of the Rights Plan is provided in the Company’s Management Information Circular, which is filed as part of Exhibit 99.2 to this Report on Form 8-K.

Item 3.03 Material Modification to Rights of Security Holders.

The Board of Directors of the Company authorized, effective November 1, 2004, subject to regulatory and shareholder approval, adoption of the Rights Plan. The effect of the Rights Plan on the holders of Common Shares of the Company is described in Item 1.01 of this Report on Form 8-K.

Item 8.01 Other Events.

On November 1, 2004, the Company issued a press release announcing, among other things, the adoption of the Rights Plan. A copy of this press release is attached as Exhibit 99.1 to this Report on Form 8-K.

On November 9, 2004, the Company mailed to registered shareholders a Notice of Annual and Special Meeting of Shareholders, Management Information Circular and Proxy relating to the Annual and Special Meeting of Shareholders to be held at The Toronto Stock Exchange Conference Centre, 130 King Street West, The Exchange Tower, Toronto, Ontario, Canada, M5X IJ2, on Thursday, December 9, 2004 at 10:00 a.m. Eastern Standard Time. The Notice of Annual and Special Meeting of Shareholders and Management Information Circular are attached hereto as Exhibit 99.2. The Proxy is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

10.1	Shareholder Rights Plan Agreement dated November 1, 2004

99.1	Press Release dated November 1, 2004

99.2	Notice of Annual and Special Meeting of Shareholders and Management Information Circular, each dated November 8, 2004

99.3	Proxy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

NOVEMBER 10, 2004	By:	/s/ P. Thomas Jenkins
P. Thomas Jenkins Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Shareholder Rights Plan Agreement dated November 1, 2004
99.1	Press Release dated November 1, 2004
99.2	Notice of Annual and Special Meeting of Shareholders and Management Information Circular, each dated November 8, 2004
99.3	Proxy